4 • • • • • • • • • •

Reconciliations 11 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 446,179 $ (14,754) $ 431,425 $ 428,572 $ (7,759) $ 420,813 Infiltrator Water Technologies 155,030 (24,812) 130,218 141,486 (18,578) 122,908 International International - Pipe 43,927 (3,853) 40,074 37,178 (515) 36,663 International - Allied Products & Other 17,679 (48) 17,631 15,598 (12) 15,586 Total International 61,606 (3,901) 57,705 52,776 (527) 52,249 Allied Products & Other 200,573 (4,585) 195,988 183,445 (1,369) 182,076 Intersegment Eliminations (48,052) 48,052 - (28,233) 28,233 - Total Consolidated $ 815,336 $ - $ 815,336 $ 778,046 $ - $ 778,046 Three Months Ended June 30, 2024 June 30, 2023

Reconciliations 12 Notes: a) Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with business or asset acquisitions and dispositions. b) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense (benefit). (Amounts in thousands) 2024 2023 Segment adjusted gross profit Pipe $ 142,237 $ 160,649 Infiltrator 86,415 74,264 International 19,663 16,029 Allied Products & Other 113,867 106,185 Intersegment Eliminations (1,175) (2,055) Total Segment Adjusted Gross Profit 361,007 355,072 Depreciation and amortization 27,212 22,799 Stock-based compensation expense 1,341 813 Total Gross Profit $ 332,454 $ 331,460 (Amounts in thousands) 2024 2023 Net income $ 162,322 $ 173,905 Depreciation and amortization 41,098 37,240 Interest expense 22,824 21,712 Income tax expense 49,886 55,058 EBITDA 276,130 287,915 Loss (gain) on disposal of assets and costs from exit and disposal activities 292 (13,304) Stock-based compensation expense 6,977 6,903 Transaction costs (a) 10 1,972 Interest income (6,565) (3,489) Other adjustments (b) (1,346) 1,316 Adjusted EBITDA $ 275,498 $ 281,313 Three Months Ended June 30, Three Months Ended June 30,